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                                                                   EXHIBIT 99.16

                                 CODE OF ETHICS

                           (As Amended March 1, 2002)

PURPOSE

This document is the Code of Ethics adopted by SAFECO Common Stock Trust, SAFECO Taxable Bond Trust, SAFECO Tax-Exempt Bond Trust, SAFECO Money Market Trust, SAFECO Resource Series Trust and SAFECO Managed Bond Trust (collectively, the "Trusts"), SAFECO Asset Management Company (the "Investment Adviser") and SAFECO Securities, Inc. (the "Underwriter"), pursuant to the provisions of Rule 17j-1 under the Investment Company Act of 1940.

Rule 17j-1 requires that each registered investment company and its investment adviser and principal underwriter adopt a written code of ethics designed to prevent access persons (as that term is defined in the Rule) from engaging in certain types of conduct prohibited under the Rule. The Rule also requires that investment companies and their investment advisers and underwriters use reasonable diligence to put procedures into place that are reasonably designed to prevent and detect violations of the code.

This Code of Ethics states the prohibitions that are applicable to and the reporting requirements for persons who are associated with the Trusts, the Investment Adviser and the Underwriter ("Covered Persons"). This Code expressly prohibits those individuals from engaging in any fraudulent, deceptive or manipulative activity in connection with the direct or indirect purchase or sale of a security.

This Code is based on the principle that personnel within the SAFECO enterprise whose functions relate to the investment management of the Trusts or the Investment Adviser's operations owe a special fiduciary duty to, among others, the Investment Adviser's clients, including the shareholders of the Trusts. This duty includes the obligation to conduct their personal securities transactions in a manner that does not (1) interfere with portfolio transactions of any client of the Investment Adviser, including any series fund of any Trust, or (2) otherwise take unfair advantage of their relationship to the Investment Adviser's clients. These individuals also have a duty at all times to place the interests of the Investment Adviser's clients -- including the Trusts' shareholders -- first, and to conduct all personal securities transactions in a manner consistent with this Code and in such a manner as to avoid any actual or potential conflict or abuse of a position of trust and responsibility. Individuals having access to investment recommendations and trading decisions affecting the Trusts and the Investment Adviser's clients are held to a higher standard and must adhere to these general principles as well as comply with the Code's specific provisions.

The personal investment activity of persons associated with the Trusts, the Investment Adviser or the Underwriter will be monitored in an effort to identify patterns or instances of possible Code violations. This Code of Ethics, effective March 1, 2002, supersedes all prior Codes of Ethics adopted by the above entities and remains in effect until further notice.

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1.   DEFINITIONS

     "Access Person" means:
      -------------

     (a)  Any officer or Trustee of any Trust;

     (b) Any director or officer (other than any Assistant Secretary) of the Investment Advisor, and any employee of the Investment Adviser who meets the definition of "Portfolio Manager" or "Investment Professional" in this Code of Ethics or who is otherwise covered under clause (d) below;

     (c) Any director or officer (other than any Assistant Secretary) of the Underwriter;

     (d) Any person employed by SAFECO Corporation or any of its subsidiaries who, in connection with his or her regular functions or duties, (i) makes or participates in decisions to purchase or sell Securities by or on behalf of any Client, (ii) makes or participates in recommendations with respect to such decisions, or (iii) obtains or has access to non-public information regarding decisions or recommendations to purchase or sell Securities by or on behalf of any Client;

     (e) Any natural person in a control relationship to any Client or the Investment Adviser who obtains information concerning (i) any decision to purchase or sell a Security by or on behalf of any Client, or (ii) recommendations made to any Client with regard to such a purchase or sale;

     (f) Any spouse or minor child of persons identified in subsections (a) through (e) above.

     "Beneficial Ownership" has the same meaning as that set forth in Section 16
      --------------------
     of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     A Security is "being considered" for purchase or sale when a Portfolio
                    ----------------
     Manager for a Client account intends to engage in a transaction in that Security on behalf of the Client.

     "Chief Investment Officer" means the person employed in the Investment
      ------------------------
     department of SAFECO Corporation holding such title, or any other person designated by the person holding such title.

     "Client" means any investment management client of the Investment Adviser
      ------
     which is not wholly-owned, directly or indirectly, by SAFECO Corporation, including but not limited to the Trusts and their series Funds, and the third-party, trust and institutional accounts managed by the Investment Adviser.

     "Control" has the same meaning as that set forth in Section 2(a)(9) of the
      -------
     Investment Company Act of 1940.

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     "Covered Person" means any Access Person, any employee of the SAFECO Mutual
      --------------
     Funds department, and any employee or registered representative of the Underwriter.

     "Fund" means any series of shares of beneficial interest of any Trust
      ----
     registered for sale under the Securities Act of 1933.

     "General Counsel" means the person employed by SAFECO Corporation holding
      ---------------
     such title, or any other similarly disinterested person so designated by the person holding such title.

     "Independent Trustee" means any Trustee who is an Access Person solely by
      -------------------
     reason of being a Trustee.

     "Investment Adviser" means SAFECO Asset Management Company and the
      ------------------
     Investment department of SAFECO Corporation.

     "Investment Professional" means any Portfolio Manager and any research
      -----------------------
     analyst or trader employed by the Investment Adviser who provides information and advice to a Portfolio Manager, or who helps execute a Portfolio Manager's securities trading decisions.

     "Person" means a natural person or a company.
      ------

     "Portfolio Manager" means any person whose assigned duty is to manage any
      -----------------
     account managed by the Investment Adviser and who is vested with the power to make investment decisions on behalf of such account on a regular basis.

     "Related Security" means any security convertible into the Security
      ----------------
     referred to in the applicable Code or Ethics section, any future or option on the Security, and any derivative security the value of which is linked to the Security.

     "Security" has the same meaning as that set forth in Section 2(a)(36) of
      --------
     the Investment Company Act of 1940, except that it does not include (i) any security issued or guaranteed as to principal or interest by the U.S. Government or any security issued by an agency, authority or instrumentality of the U.S. Government, (ii) any money market instrument including bankers' acceptances, certificates of deposit and commercial paper, or (iii) any security issued by a registered open-end investment company.

     "Trust" means any investment company registered under the Investment
      -----
     Company Act of 1940 for which the Investment Adviser acts as investment adviser.

     "Trustee" means any member of the Board of Trustees of any Trust.
      -------

     "Underwriter" means SAFECO Securities, Inc.
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2.   GENERAL RESTRICTIONS ON PERSONAL SECURITIES TRADES


     2.1  Personal Securities Trades. No Covered Person shall purchase or sell,
          --------------------------
          directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership;

          (a) Which the Covered Person knows or should have known at the time of such purchase or sale is a Security or Related Security being considered by the Investment Adviser for purchase or sale for a Client account;

          (b) Which the Covered Person knows or should have known at the time of such purchase or sale is a Security or Related Security that the Investment Adviser is purchasing or selling for a Client account, or that is subject to a pending buy or sell order;

          (c)  Which is being offered in an initial public offering;

          (d) Whose purchase or sale would constitute a breach of either the Covered Person's or the Investment Adviser's fiduciary duty to any Client; or

          (e) Whose purchase or sale would be inconsistent with any applicable law.

          For the purposes of this Code, with respect to any Covered Person who is not an Access Person, and to any Independent Trustee (or any spouse or minor child of an Independent Trustee), the "should have known" standard implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting the Trusts' investment objectives, or that any knowledge is to be imputed because of prior knowledge of the Trusts' portfolio holdings, market considerations, or the Trusts' investment policies, objectives and restrictions.

     2.2  Exemptions.
          ----------

          (a)  The prohibitions of 2.1(a) and (b) shall not apply to:

          . Purchases or sales effected for any account over which a Covered Person has no direct or indirect influence or control;

          . Purchases or sales that are non-volitional on the part of the Covered Person, including but not limited to purchases pursuant to an automatic dividend reinvestment plan; or

          . Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities to the extent such rights were acquired from such issuer, and sales of rights so acquired.

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          (b)  The prohibition of 2.1(c) shall not apply to:

          . The purchase of a Security by an Independent Trustee (or any spouse or minor child of an Independent Trustee), other than a Security which the Trustee (or his/her spouse or minor child) knows or should have known that the Investment Adviser is purchasing or considering purchasing for a Fund; or

          . The purchase by the spouse or minor child of a Covered Person of a Security being issued by the individual's employer, under circumstances reasonably indicating that the individual's ability to purchase the Security represents a material part of the individual's employment compensation.

     2.3  Personal Securities Trades by Investment Professionals and Portfolio
          --------------------------------------------------------------------
          Managers
          --------

          2.3.1 No Investment Professional may profit from the:

                (a) Purchase of a Security followed by the sale of the same or a
                    Related Security within 60 calendar days of the purchase; or

                (b) Sale of a Security followed by the purchase of the same or a
                    Related Security within 60 calendar days of the sale.

          2.3.2 An Investment Professional may acquire a Security in a private placement only if:

                (a) Prior authorization to purchase the Security being privately placed is obtained from the Chief Investment Officer and such approval is based on a determination that the investment opportunity should not be reserved for a Client, the opportunity is not being offered to the Investment Professional because of his or her position with the Investment Adviser or any Client, and any other relevant factors; and

                (b) The Investment Professional plays no role with respect to any Client's subsequent consideration of any security issued by the issuer of the private placement, unless immediately before playing such role, the Investment Professional discloses to the Portfolio Manager for that Client's account and to the Chief Investment Officer that the Investment Professional is authorized to purchase, or has purchased, a Security privately placed by the issuer.

          2.3.3 No Portfolio Manager may purchase or sell a Security for his or her own account within seven calendar days before and after a trade in the same Security made by the Investment Adviser for any Client account managed by the Portfolio Manager.

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3.       PRECLEARANCE FOR PERSONAL SECURITIES TRADES

         3.1      Preclearance Procedure. No Access Person may purchase or sell
                  ----------------------
                  any Security, directly or indirectly, except in transactions exempt under Section 2.2 of this Code, or in transactions determined by the Chief Investment Officer or the General Counsel to be exempt by virtue of the facts and circumstances surrounding the transaction(s), without:

                  (a) Obtaining preclearance from the Chief Investment Officer; and

                  (b) Providing the following information to the Chief Investment Officer in advance of the trade:

                         .    Name of the Access Person making the preclearance
                              request
                         .    Date
                         .    Issuer of the Securities, the class and the number
                              of shares involved.

         3.2      Effective Period. Preclearance granted pursuant to paragraph
                  ----------------
                  3.1 remains valid for a period of five business days.

         3.3      Independent Trustees. Independent Trustees, and their spouses
                  --------------------
                  and minor children, are subject to the preclearance requirements of this Section 3 only if the Independent Trustee knew at the time of the transaction, or in the ordinary course of fulfilling his or her official duties as a Trustee should have known, that during the 15 day period immediately preceding or following the date of the transaction such Security was purchased or sold or was being considered by the Investment Adviser for purchase or sale for a Client account.

4.       PROHIBITED ACTS

         4.1      Pecuniary  Interest in  Transaction  Involving  a Client.  No
                  --------------------------------------------------------
                  Covered Person shall have any personal pecuniary interest in any transaction to which any Client is a party without:

                  (a) Filing a written statement with the Chief Investment Officer containing full and complete disclosure of the pecuniary interest; and

                  (b) Obtaining approval in writing from the Chief Investment Officer.

                  Copies of the written statement and approval will be provided to the Trustees at their next regular quarterly meeting.

         4.2      Transaction Creating Personal Benefit. No Covered Person shall
                  -------------------------------------
                  cause or attempt to cause any Client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Covered Person. A Covered Person who participates in any research or investment decision concerning a Security must disclose to the Chief Investment Officer any


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                  personal or beneficial interest the Covered Person has in such
                  Security or a Related Security, or in the issuer thereof, where the investment decision could result in a material benefit to the Covered Person. The Chief Investment Officer shall determine whether or not to restrict the Covered Person from pursuing the research or recommendation.

         4.3      Acceptance of Gifts and Favors. No Covered Person shall (from
                  ------------------------------
                  any person who does, has done or has expressed a desire to do business with the Investment Adviser, the Underwriter, a Trust or any Fund) accept any:

                  (a) Fee, brokerage or loan (other than a loan in connection with a margin account established in the ordinary course of business with a broker-dealer), or their equivalent;

                  (b) Gift or favor, unless the gift or favor is of de minimis value and the Covered Person promptly discloses the receipt of the same to the Covered Person's immediate supervisor; or

                  (c) Invitation to a meal or other activity for which reimbursement by the Covered Person is not expected, unless the Covered Person promptly discloses such activity to the Covered Person's immediate supervisor, and the Covered Person's participation in the activity furthers a proper business purpose of the Investment Adviser, the Underwriter, a Trust or any Fund.

         4.4      Service on Board of Directors. No Investment Professional may
                  -----------------------------
                  serve on the board of directors of any publicly-traded company unless such service has been authorized by the Chairman of the Board of Trustees based upon a determination that the board service would be consistent with the interests of the Trusts and their shareholders.

         4.5      Purchase of Private Placement in Which Access Person Has
                  --------------------------------------------------------
                  Invested. The Investment Adviser may not purchase for a Client
                  --------
                  account a Security or Related Security issued by the same issuer of a Security for which an Investment Professional obtained authorization to purchase pursuant to paragraph 2.3.2, without independent review and approval of such investment by the Chief Investment Officer.

5.       REPORTING REQUIREMENTS

         5.1      Securities  Transactions  and Holdings.  Access  Persons shall
                  --------------------------------------
                  report in writing to the Chief Investment Officer:

                  (a) All Securities holdings, within 10 days of commencing employment in any position for which the person becomes classified as an "Access Person" and quarterly thereafter; and

                  (b) Any acquisition or disposition of a direct or indirect beneficial ownership in any Security, not later than 10 days after the end of the calendar quarter in which the transaction occurred.


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

                  The report required by paragraph 5.1(b) shall include the:

                  .    Name of the Access Person making the report,
                  .    Issuer, title of securities and principal amount or
                       number of shares of each security held during the
                       quarter,
                  .    Name of any broker, dealer or bank with which the Access
                       Person maintains a brokerage account in which securities
                       are held, or opened or closed such an account during the
                       prior quarter,
                  .    Date  any transaction involving the listed securities,
                       and the principal amount or number of shares involved in
                       any transaction,
                  .    Nature of any transaction (e.g., purchase or sale),
                  .    Price at which the transaction was effected, and
                  .    Name of the broker-dealer or bank with or through whom
                       the transaction was effected.

         5.2      Brokerage Accounts. Every Access Person who opens an account
                  ------------------
                  at a broker-dealer shall provide immediate written notice thereof to the Chief Investment Officer. The Underwriter will direct each broker-dealer at which an Access Person maintains an account to provide the Chief Investment Officer on a timely basis a duplicate copy of each confirmation and each periodic account statement issued to such Access Person.

         5.3      Other Reports. Each transaction on behalf of a Fund in a
                  -------------
                  Security which has been issued by a party, an affiliate of a party, or a plan sponsor of a party to an investment advisory or management contract with the Investment Adviser shall be:

                  (a) Examined by an officer of the Trusts to determine the fairness of the transaction to the Fund; and

                  (b) Reported by an officer of the Trusts to the Trustees at their next regular quarterly meeting.

         5.4      Independent Trustees Not Subject to Reporting Requirements.
                  ----------------------------------------------------------
                  Independent Trustees and their spouses and minor children are subject to the provisions of this Section 5 only with respect to any transaction which the Independent Trustee knew at the time of the transaction, or in the ordinary course of fulfilling his or her official duties as a Trustee should have known, that during the 15 day period immediately preceding or following the date of the transaction such Security was purchased or sold or was being considered by the Investment Adviser for purchase or sale for a Client account.


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6.  VIOLATIONS OF THE CODE

         6.1      Sanctions
                  ---------

                  (a) A Covered Person who violates this Code may be subject to appropriate sanctions, including a letter of censure, suspension or termination of employment, referral to the Securities and Exchange Commission or other regulatory authorities for civil action, or referral to the appropriate authorities for criminal action.

                  (b) A Portfolio Manager must forfeit any profits realized on trades prohibited by Section 2.3.3 of this Code.

                  (c) An Investment Professional must forfeit any profits realized on trades prohibited by Section 2.3.1 of this Code.

         6.2      Reports to the Board of Trustees
                  --------------------------------

                  (a) The General Counsel shall report to the Trustees at each regular quarterly meeting any Security transaction by or on behalf of an Access Person during any 15-day period before or after a Fund traded in such Security.

                  (b) The Trustees shall be informed, on a timely basis, of significant remedial action taken against any Covered Person in response to a violation of this Code. Significant remedial action includes suspension or termination of employment, demotion, or any other action that has a material financial impact upon the Covered Person.

         6.3      Record-Keeping
                  --------------

                  (a) A permanent record of any violation of this Code and of any action taken as a result of such violation shall be made and kept in accordance with rules and regulations established by the Securities and Exchange Commission.

                  (b)      Information supplied on any report required by
                           Section 5 of this Code shall be reviewed for compliance with this Code and other applicable standards of conduct. All such information shall be available for inspection by the Chairman, Vice Chairman and President of the Investment Adviser and by any party to whom any such officer refers any investigation, the Covered Person's designated supervisor, the Securities and Exchange Commission, and any self-regulatory organization of which the Investment Adviser or the Underwriter is a member, for at least six years following the end of the fiscal year in which each report is made.

         6.4      Violation Not  Automatically  Deemed Unlawful.  Violation of
                  ---------------------------------------------
                  any provision of this Code shall not be considered an unlawful act prohibited by any law. The legality of any such act may be determined only by the courts or other legislatively authorized bodies in accordance with applicable law.


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7.       EDUCATION

         7.1      Delivery of Code at Time of Employment or Transfer. Each newly
                  --------------------------------------------------
                  hired or designated Covered Person will be given a copy of this Code at the time of his or her employment, transfer or promotion to such position and will be required to certify within 30 days of the time of his or her employment, transfer or promotion to such position that he or she has read and understands the Code. The Chief Investment Officer will review the Code with each newly hired or designated Portfolio Manager and Investment Professional at the time of his or her employment, or transfer or promotion to such position.

         7.2      Annual Certification. Each Covered Person is required to
                  --------------------
                  certify annually that he or she has read this Code, understands and recognizes that he or she is subject to the policies and procedures set forth in this Code, and has complied with its requirements, including the reporting of all personal Securities trades required to be disclosed or reported.

         7.3      Independent Trustees Not Subject to Certification
                  -------------------------------------------------
                  Requirements. Independent Trustees and their spouses and minor
                  ------------
                  children are not subject to the certification provisions of paragraphs 7.1 or 7.2 of this Section.


8.       BOARD OF TRUSTEES REVIEW

         8.1      Annual Review.  The Trustees will annually review this Code of
                  --------------
                  Ethics to determine whether any changes are appropriate in light of particular violations or changing circumstances generally.

         8.2      Annual Report by Investment Adviser.  The Investment Adviser
                  ------------------------------------
                  will provide the Trustees with an annual report that:

                  (a) Summarizes existing procedures concerning personal investing and changes in the procedures made during the past year;

                  (b) Identifies any violations requiring significant remedial action during the past year;

                  (c) Identifies any recommended changes in existing restrictions or procedures based upon the Trusts' experience under this Code, evolving industry practices, or developments in applicable laws and regulations; and

                  (d) Certifies, on behalf of the Funds, the Investment Advisor and the Underwriter that each of them has adopted procedures reasonably designed to prevent Access Persons from violating the Code.


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

9.   AMENDMENTS

     This Code may be amended at any time by resolution of the Trustees, and the boards of directors of the Investment Adviser and the Underwriter.

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